EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Aerial Communications, Inc., of our reports dated January 27, 1999(except with respect to the matter discussed in Note 10, as to which the date is March 15, 1999), included or incorporated by reference in the Aerial Communications, Inc. Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.




                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
April 16, 1999





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